[Letterhead of Deloitte & Touche]


May 14, 1999

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of dELiA*s Inc. dated May 14, 1999.

Yours truly,

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP